UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013 (May 31, 2013)

Trade Street Residential, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2013, Trade Street Residential, Inc. (the “Company”), through a subsidiary of its operating partnership, Trade Street Operating Partnership, LP (the “Operating Partnership”), entered into a twelve-year mortgage loan with CBRE Multifamily Capital, Inc. with an original principal amount of $25,800,000.00 (the “Loan”). The Loan is secured by a deed to secure debt on Pointe at Canyon Ridge, a 494-unit apartment community located at 8350 Roswell Road, Sandy Springs, Georgia 30350 (the “Property”), and an assignment of all leases and rents relating to the Property. Proceeds of the Loan were used to refinance the previous mortgage loan on the Property, which matured on May 31, 2013, and to pay fees associated with the refinancing.

The Loan has a maturity date of June 1, 2025, bears interest at a fixed rate per annum of 4.10% and requires interest-only payments for the first 24 months of the term of the Loan, with principal and interest payments based on a 30-year amortization thereafter. The Loan may be voluntarily prepaid in whole, subject to satisfaction of customary yield maintenance requirements in effect for a prepayment prior to February 28, 2025, at which time the Loan may be voluntarily prepaid without penalty or premium. The loan documents contain customary events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants contained in the documents evidencing the Loan and bankruptcy or other insolvency events.

The Company and the Operating Partnership have provided a carve-out guaranty with respect to certain amounts, obligations and liabilities owed pursuant to the Loan, including obligations under the Environmental Indemnity Agreement. The Loan is non-recourse to the borrower, the Company and the Operating Partnership, but each is liable for customary recourse and non-recourse carve-outs.

The foregoing description of the Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Multifamily Loan and Security Agreement (Non-Recourse) by and between Pointe at Canyon Ridge, LLC and CBRE Multifamily Capital, Inc., which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 6, 2013, the Company issued a press release announcing the Loan. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Multifamily Loan and Security Agreement (Non-Recourse) by and between Pointe at Canyon Ridge, LLC and CBRE Multifamily Capital, Inc., dated May 31, 2013

99.1	Press Release issued by the Company on June 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: June 6, 2013	By:	/s/ Bert Lopez
Bert Lopez
Chief Financial Officer, Chief Operating Officer and Secretary